SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Health Sciences Trust -- Class A Shares
Fiscal period ending: August 31, 1996
Inception date (if less than 10 years of performance):
     May 28, 1982


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $1,000       $1,000

ERV =  Ending Redeemable Value   $1,170    $1,666       $3,785

T   =  Average Annual
       Total Return              16.97%    10.75%       14.24%*

              *Life of fund, if less than 10 years
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      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Health Sciences Trust -- Class B Shares
Fiscal period ending: August 31, 1996
Inception date (if less than 10 years of performance):
     March 1, 1993


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1,000      $         $1,000

ERV =  Ending Redeemable Value   $1,182      $         $1,859

T   =  Average Annual
       Total Return              18.19%      %         19.38%*

              *Life of fund, if less than 10 years

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Health Sciences Trust -- Class M Shares
Fiscal period ending: August 31, 1996
Inception date (if less than 10 years of performance):
     July 3, 1995

TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $            $1,000

ERV =  Ending Redeemable Value   $1,192    $            $1,270

T   =  Average Annual
       Total Return              19.20%    %            22.62%*

              *Life of fund, if less than 10 years